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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2001 and March 31, 1999 relating to the financial statements of Homestore.com, Inc. and NetSelect, Inc., which appear in Homestore.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Registration Statement of our report dated March 16, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Century City, California
November 2, 2001